UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: May 2, 2013
Date of Earliest Event Reported: May 2, 2013
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1111 West Jefferson Street, Suite 200
Boise, Idaho 83702-5388
(Address of principal executive offices) (Zip Code)
(208) 384-7000
(Registrants' telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the "company," "we," "us," "our," or "Boise" refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 2.02	Results of Operations and Financial Condition.
On May 2, 2013, we issued an earnings release announcing our first quarter financial results, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K. Additionally, Exhibit 99.2, a copy of which is furnished, includes statistical information relative to our quarterly performance. Management will review the company's performance during a webcast and conference call to be held today, May 2, at 11:00 a.m. Eastern. To link to the webcast, go to our website at www.BoiseInc.com and click on About Boise Inc. to reach the link to the webcast under Webcasts & Presentations on the Investors menu. To join the conference call, dial 866-841-1001. International callers should dial 832-445-1689.
We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our earnings release.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On May 2, 2013, we announced our decision to close two paper machines and an off-machine coater at our paper mill in International Falls, Minnesota. These closures, which we expect to occur no later than fourth quarter 2013, will reduce our annual uncoated freesheet capacity by approximately 115,000 tons, or 9%. This decision will result in the loss of approximately 300 jobs. During the three months ended March 31, 2013, we recognized $3.8 million of incremental depreciation expense related to shortening the useful lives of these assets. We expect to record an additional $10 million of incremental depreciation expense through the remainder of the year and $20 to $25 million of other closure-related costs, primarily one-time termination benefits, in second quarter. After considering working capital recapture and tax benefits, we estimate the closure will have a modestly positive net cash effect.
For additional information on this announcement and the associated costs, please refer to our report on Form 10-Q for the quarter ended March 31, 2013.

Item 8.01	Other Events.
On May 2, 2013, we announced our decision to invest between $110 and $120 million in the conversion of our idled newsprint machine at our DeRidder, Louisiana, paper mill to produce lightweight linerboard and corrugating medium. We will also install an OCC (old corrugated container) pulping facility at the mill as part of the project. The investment will add approximately 270,000 tons of lightweight containerboard capacity to our system and allow us to optimize the product mix on our current linerboard machine, increasing the mill's overall containerboard output by approximately 300,000 tons. We are targeting a mid-2014 start-up for the completed project, which we expect will create about 50 jobs.
For additional information on this announcement, please refer to Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are furnished as part of this current report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Boise Inc. Earnings Release dated May 2, 2013

Exhibit 99.2	Boise Inc. Quarterly Statistical Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/s/ KAREN E. GOWLAND	By	/s/ KAREN E. GOWLAND
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary
Date: May 2, 2013

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